Exhibit 99.1

SumTotal Systems Reports Third Quarter 2008 Results

Achieves Record Performance Management Results

MOUNTAIN VIEW, Calif. – October 28, 2008 – SumTotal® Systems (Nasdaq: SUMT), the market leader and a global provider of talent development solutions, today announced its financial results for the third quarter ended September 30, 2008.

Third Quarter 2008 Results

On a Generally Accepted Accounting Principles (GAAP) basis, total revenue for the third quarter 2008 was $29.1 million compared to $29.3 million in the third quarter 2007. GAAP net loss was $0.9 million, or $0.03 per share on a basic and diluted basis, compared to a net loss of $2.0 million, or $0.06 per share in the third quarter 2007.

Non-GAAP revenue for the third quarter 2008 was $29.2 million compared to $29.5 million in the third quarter 2007. Non-GAAP net income was $1.5 million, or $0.05 per share on a diluted basis, compared to non-GAAP net income of $1.5 million, or $0.05 per share on a diluted basis, a year ago.

Cash flows from operating activities were $0.8 million for the quarter and $8.5 million for the first nine-months of 2008.

Non-GAAP results exclude the impact of certain one-time charges primarily related to restructuring activities, if any, and non-cash accounting adjustments and charges primarily related to acquisition accounting, stock-based compensation, and any related income tax effects. A reconciliation to the GAAP results is provided in the attached statements.

“We are pleased with these results particularly in light of the state of the global economy,” said Don Fowler, SumTotal’s chief executive officer. “These results demonstrate our success in selling our talent development solutions to both new and existing customers. In these difficult times, we continue to execute well and to deliver profits. As I transition the leadership of the company to Arun Chandra on November 1, 2008, I’m very excited about SumTotal’s position in the market today and our solid foundation for the future.”

Business Highlights

•	Doubled our performance management bookings from the same quarter last year, adding customers such as PGA TOUR – Golf Course Properties Division, McCann-Erickson and Parsons Corporation;

•	Recognized as a market leader in a new study released by Bersin & Associates titled “The Essential Guide to Performance Management Systems”;

•	Won talent development deals with new customers including Newmont Mining, PRTM Management Consultants and a leading international property developer;

•	Won enterprise learning management deals with new and existing customers including Atmos Energy, Kohl’s Department Stores and an agricultural products company;

•	Expanded our subscriptions learning business with new customers such as Chevron Products Company, UCB Pharmaceuticals and Dairy Farmers of America, Inc.;

•	Continued our growth in international markets including new deals with customers such as Banco Bilboa Vizcaya Argentaria, EA Technology and Holcim Apasco;

•	Introduced ToolBook® 9.5, an innovative solution for faster learning content creation, and supported on devices including Apple iPhone and iPod Touch.

Fourth Quarter Guidance

For the fourth quarter 2008, SumTotal estimates its revenue on both a GAAP and non-GAAP basis will be between $30.0 million and $32.0 million. GAAP net loss is estimated to be between ($2.2) million and ($1.2) million, or between ($0.07) and ($0.04) per share on both a basic and diluted basis.

On a non-GAAP basis, net income is estimated to be between $0.7 million and $1.7 million, or between $0.02 and $0.05 per share on a diluted basis. The principal reconciling items between GAAP loss and non-GAAP income are estimated to be $1.4 million for amortization of intangibles and $1.5 million for stock-based compensation.

Conference Call

SumTotal will host an investor conference call and webcast on October 28, 2008, at 5:00 p.m. ET/ 2:00 p.m. PT. SumTotal plans to make a live audio webcast available to investors and the public at http://investor.sumtotalsystems.com.

In addition to the webcast, SumTotal plans to make available a telephone replay of the call on October 28, 2008, beginning at approximately 7:00 p.m. PT through the close of business on November 3, 2008. Interested parties can access the replay by dialing 800-642-1687 within the US or 706-645-9291 outside the US and entering the access code 67437584.

About SumTotal Systems, Inc.

SumTotal Systems, Inc. (NASDAQ:SUMT) is the market leader and a global provider of talent development solutions. SumTotal deploys mission-critical solutions designed to align goals, develop skills, assess performance, plan for succession and set compensation. SumTotal’s solutions aim to accelerate performance and profits for more than 1,500 companies and governments of all sizes, including six of the world’s 10 biggest pharmaceutical makers, six of the 10 largest automotive companies in the world, four of the five branches of the U.S. Armed Forces, three of the world’s top five airlines, five of the six largest U.S. commercial banks and two of the world’s top five specialty retailers. Mountain View, Calif.-based SumTotal has offices across Asia, Australia, Europe and North America. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal, the SumTotal logo and ToolBook are registered trademarks or trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

Safe Harbor / Forward-Looking Statements

Information in this press release and the accompanying conference call contain forward-looking statements and management’s estimation regarding future performance of the company, including without limitation, financial estimates and expectations for the fourth quarter ending December 31, 2008 and beyond. These statements represent the company’s current expectations or beliefs concerning its future results, and include statements, among others, regarding its financial forecasts; the company’s competitive position and business model, including its market share and its ability to grow its performance management and international business, and its subscriptions and support business. These statements are not historical facts or guarantees of future performance or events; are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statement or statements. Additional factors that could cause actual results to differ include, but are not limited to (i) worsening of the general economic climate or reduced confidence in the economy and the company’s inability to timely respond to such changes; (ii) decreases in information technology spending which may cause delays or cancellations of purchases of the company’s products and services; (iii) market acceptance of the company’s products and services, including SumTotal 8.0, and the ability to successfully manage and increase growth internationally and in the performance and learning management markets; (iv) delays or complications in upgrading customers to the SumTotal platform, including SumTotal 8.0, causing a decrease in customer satisfaction; (v) inability of the company’s executive team, including the company’s new chief executive officer, to execute on its plans, causing the company to miss its financial forecasts or not grow the company’s business at or above the forecasts; (vi) underestimating the cost reductions or other adjustments necessary to timely respond to changes in the economic climate in general and specifically to the company’s business in order to maintain profitability, or making cuts that aversely impact the company’s ability to execute; (vii) inability to recruit or retain key personnel, including management; (viii) increased competition, especially in the performance management and international markets, causing the loss of deals, material reductions in prices or acceptance of terms the company otherwise would not accept; (ix) inaccurately estimating the speed, ability or cost of the company transitioning its product offerings to on-demand subscriptions and a recurring revenue model; (x) customer dissatisfaction with the company’s products or services, causing product returns, refusal to pay for products or services delivered or customers to cancel or not renew their services at higher than expected rates; (xi) the lengthening of the company’s sales cycle and increased difficulties in negotiating sales contracts on terms favorable to the company and the uncertain timing of such sales; (xii) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties associated with operating a global business; and (xiii) other events and other important factors disclosed previously and from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended December 31, 2007, its quarterly report on Form 10-Q for the quarter ended June 30, 2008 and its Form 8-Ks. The company assumes no obligation to update the information in this press release or in the accompanying conference call.

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Investor Contact:

SumTotal Systems, Inc.

Gwyn Lauber, 650-934-9584

glauber@sumtotalsystems.com

Media Contact:

SumTotal Systems, Inc.

Kimberley Kasper, 650-934-9579

kkasper@sumtotalsystems.com

-Tables to Follow-

SumTotal Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$41,449	$19,182
Short-term investments	6,349	30,143
Accounts receivable, net	23,527	26,734
Prepaid expenses and other current assets	4,479	4,482

Total current assets	75,804	80,541
Property and equipment, net	6,687	7,901
Goodwill	68,461	68,461
Intangible assets, net	8,470	12,924
Other assets	1,281	1,213

Total assets	$160,703	$171,040

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,356	$2,326
Accrued compensation and benefits	6,688	8,630
Other accrued liabilities	4,570	3,759
Restructuring accrual	11	100
Deferred revenue	31,722	35,898
Notes payable	5,664	6,157

Total current liabilities	51,011	56,870
Non-current liabilities:
Other accrued liabilities, non-current	132	193
Deferred revenue, non-current	519	858
Notes payable, non-current	1,094	4,661

Total liabilities	52,756	62,582
Commitments and contingencies
Stockholders’ equity	107,947	108,458

Total liabilities and stockholders’ equity	$160,703	$171,040

SumTotal Systems, Inc.

GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended September 30,		Nine-Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Subscriptions and support	$17,582	$15,669	$52,570	$45,241
Services	7,707	8,338	26,114	24,550
License	3,801	5,310	18,343	18,802

Total revenue	29,090	29,317	97,027	88,593

Cost of revenue:
Subscriptions and support	5,963	5,383	18,254	15,295
Services	5,369	4,986	18,465	16,212
License	80	125	198	417
Amortization of intangible assets	1,386	2,051	4,455	6,352

Total cost of revenue	12,798	12,545	41,372	38,276

Gross margin	16,292	16,772	55,655	50,317

Operating expenses:
Research and development	5,244	5,400	16,639	15,697
Sales and marketing	7,783	8,700	25,128	25,557
General and administrative	4,226	4,915	14,287	14,335
Restructuring charge	41	—	163	—

Total operating expenses	17,294	19,015	56,217	55,589

Loss from operations	(1,002)	(2,243)	(562)	(5,272)
Interest expense	(140)	(304)	(540)	(1,047)
Interest income	282	683	1,119	1,224
Other income (expense), net	56	(13)	60	(56)

Income (loss) before provision for income taxes	(804)	(1,877)	77	(5,151)
Provision for income taxes	136	119	504	190

Net loss	$(940)	$(1,996)	$(427)	$(5,341)

Net loss per share, basic and diluted	$(0.03)	$(0.06)	$(0.01)	$(0.18)

Weighted average common shares outstanding, basic and diluted	31,700	32,473	31,938	29,781

SumTotal Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine-Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net loss	$(427)	$(5,341)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,594	2,930
Loss on disposal of property and equipment	6	—
Amortization of intangible assets	4,455	6,352
Provision for (recovery of) sales returns and doubtful accounts	77	(64)
Accretion of interest on short-term investments	(181)	(165)
Amortization of discount on notes payable	97	200
Stock-based compensation	3,441	3,423
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	3,636	5,983
Prepaid expenses and other current assets	50	(1,579)
Other assets	(7)	107
Accounts payable	4	(1,479)
Accrued compensation and benefits	(2,042)	(1,392)
Other accrued liabilities	642	(1,051)
Restructuring accrual	(89)	(838)
Deferred revenue	(4,735)	4,036

Net cash provided by operating activities	8,521	11,122
Cash flows from investing activities:
Purchases of property and equipment	(2,683)	(4,366)
Purchases of short-term investments	(10,181)	(27,603)
Sales/maturities of short-term investments	34,155	11,075
Release of restricted cash	—	23

Net cash provided by (used in) investing activities	21,291	(20,871)
Cash flows from financing activities:
Net proceeds from the issuance of common stock pursuant to registered direct offering	—	32,710
Repayment of credit facility	(3,281)	(3,281)
Payment of notes payable	(876)	(876)
Purchase of treasury stock	(3,847)	(2,141)
Net proceeds from the issuance of common stock pursuant to SumTotal Systems’ Employee Stock Purchase Plan and exercises of common stock options	822	2,869

Net cash provided by (used in) financing activities	(7,182)	29,281
Effect of foreign exchange rate changes on cash and cash equivalents	(363)	(237)
Net increase in cash and cash equivalents	22,267	19,295
Cash and cash equivalents at beginning of period	19,182	10,176

Cash and cash equivalents at end of period	$41,449	$29,471

Supplemental disclosure of cash flow information
Interest paid	$479	$935
Taxes paid	$406	$45

Use of Non-GAAP Financial Measures

In managing its business financial performance and establishing internal financial plans and targets, the Company uses non-GAAP financial measures. Management believes that certain non–GAAP financial measures provide greater transparency in managing its operations and business. The Company has presented these non-GAAP financial measures as supplemental information to allow investors to see how management views the operating performance of the Company and how it communicates the performance internally. The Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or instead of results prepared in accordance with GAAP but rather in addition to the GAAP results. Also, the non–GAAP information prepared by the Company is not necessarily comparable to non-GAAP information provided by other companies.

A reconciliation of the non-GAAP measures to GAAP is included in the financial tables contained in this press release. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.

The adjustments and the basis for excluding them are as follows:

Deferred Revenue Write-Down

The Company excludes the impact of the write-down of acquired deferred revenue to fair value relating to its acquisitions of Pathlore Software Corporation and MindSolve Technologies, Inc. This has the effect of increasing licenses and subscriptions and support revenue to the amounts that would have been recorded in the absence of the purchase accounting adjustments required by GAAP. This is done to provide management with better visibility on the contractual revenue run-rate, subscriptions and support renewal rates, and the operating profitability of the business.

Amortization of Intangible Assets

The Company has incurred expenses for amortization of intangible assets in the cost of sales numbers reported in its GAAP financial results. These expenses relate to various acquisitions of companies and technology. Management excludes these expenses when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Stock-Based Compensation

The Company has incurred stock-based compensation as required by SFAS No. 123R. The Company excludes these expenses from services and subscriptions and support cost of revenue, research and development expenses, sales and marketing expenses, and general and administrative expenses because it believes that the information is not relevant in managing its operations. Excluding these expenses also provides for results that better reflect the economic cash flows of the operations.

Restructuring Charges

The Company has incurred expenses for restructuring activities and accounted for them in accordance with SFAS No. 146. These include but are not limited to employee severance and leasehold termination costs. Because of the one-time nature of these charges, management excludes them in evaluating its operating performance.

Income Taxes Expense Related to Acquired Net Operating Losses

As a result of prior acquisitions, the Company has acquired net operating loss carryforwards (NOLs) to which no value was allocated as prescribed by purchase accounting. Use of these NOLs during fiscal year 2008 resulted in a non-cash charge to provision for income taxes. Consistent with its treatment of other non-cash acquisition expenses, the Company has excluded these expenses when evaluating its operating performance.

Income Taxes

Other than the NOLs, these adjustments are not tax effected as management believes that given the Company’s historical operating losses and other tax considerations, they would not result in an additional tax charge to the income statement.

SumTotal Systems, Inc.

Non-GAAP to GAAP Reconciliation

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended September 30,		Nine-Months Ended September 30,
	2008	2007	2008	2007
Non-GAAP revenue	$29,162	$29,529	$97,298	$89,566
Deferred revenue write-down: Subscriptions and support	(72)	(212)	(271)	(921)
Deferred revenue write-down: License	—	—	—	(52)

GAAP revenue	$29,090	$29,317	$97,027	$88,593

Non-GAAP net income	$1,478	$1,549	$7,913	$5,407
Deferred revenue write-down: Subscriptions and support	(72)	(212)	(271)	(921)
Deferred revenue write-down: License	—	—	—	(52)
Amortization of intangible assets	(1,386)	(2,051)	(4,455)	(6,352)
Stock-based compensation: Subscriptions and support	(36)	(81)	(179)	(201)
Stock-based compensation: Services	(113)	(147)	(405)	(412)
Stock-based compensation: Research and development	(120)	(156)	(488)	(435)
Stock-based compensation: Sales and marketing	(316)	(266)	(1,037)	(798)
Stock-based compensation: General and administrative	(380)	(632)	(1,332)	(1,577)
Restructuring charge	(41)	—	(163)	—
Income taxes expense related to acquired net operating losses	46	—	(10)	—

GAAP net loss	$(940)	$(1,996)	$(427)	$(5,341)

Non-GAAP net income per share, diluted	$0.05	$0.05	$0.24	$0.17
Impact of dilution	—	—	0.01	0.01

Non-GAAP net income per share, basic	$0.05	$0.05	$0.25	$0.18
Deferred revenue write-down	(0.00)	(0.01)	(0.01)	(0.03)
Amortization of intangible assets	(0.05)	(0.06)	(0.14)	(0.21)
Stock-based compensation	(0.03)	(0.04)	(0.11)	(0.12)

GAAP net loss per share, basic and diluted	$(0.03)	$(0.06)	$(0.01)	$(0.18)

Weighted average common shares outstanding, basic, GAAP and non-GAAP	31,700	32,473	31,938	29,781

Weighted average common shares outstanding, diluted, non-GAAP	32,503	33,541	32,468	31,194
Anti-dilutive impact in net loss periods	(803)	(1,068)	(530)	(1,413)

Weighted average common shares outstanding, diluted, GAAP	31,700	32,473	31,938	29,781